Exhibit 99.1
News Release

For immediate release
August 13, 2020
Digirad Corporation Reports Financial Results for the
Second Quarter and Six Months Ended June 30, 2020
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD; DRADP) (“Digirad” or the “Company”) reported today its financial results for the second quarter (Q2) and six months (6M) ended June 30, 2020.
Q2 2020 Financial Highlights vs. Q2 2019*
•Total revenue decreased to $22.3 million from $25.8 million
•Gross profit decreased to $4.0 million from $5.0 million
•Net loss from continuing operations was $1.3 million (or $0.42 per basic and diluted share) compared to a net loss of $1.5 million (or $0.72 per basic and diluted share) **
•Non-GAAP adjusted EBITDA from continuing operations decreased to $1.8 million from $2.1 million
•Non-GAAP free cash outflow of $0.6 million versus inflow of $3.3 million
•Cash and cash equivalents and restricted cash of $9.3 million versus $1.0 million and net debt was $16.5 million versus $14.3 million

6M 2020 Financial Highlights vs. 6M 2019*
• Total revenue increased to $51.2 million from $49.7 million
• Gross profit decreased to $8.5 million from $9.0 million
• Net loss from continuing operations was $4.2 million (or $1.66 per basic and diluted share) compared to a net loss from continuing operations of $3.1 million (or $1.54 per basic and diluted share) **
• Non-GAAP adjusted EBITDA from continuing operations decreased to $2.3 million from $2.9 million

* Since September 10, 2019, Digirad has been operating as a diversified holding company (“HoldCo”) with three divisions: Healthcare, Building & Construction, and Real Estate & Investments. Digirad’s Q2 2020 and 6M 2020 results include financial and operational data for the two newly created divisions - Building & Construction and Real Estate & Investments. No operational or financial data was recorded in the 2019 corresponding periods for these two divisions.
** In May 28, 2020, Digirad completed a public offering through the issuance of 2,225,000 shares of its common stock. Per share amounts for Q2 2020 and 6M 2020 periods, reflect the new share count.
Jeff Eberwein, Chairman of Digirad, noted, “Our Q2 2020 operations and financial results were impacted by the nationwide shutdown due to COVID-19. Revenue for all three businesses of our Healthcare division declined as many doctor offices temporarily closed in mid-March and many hospitals temporarily suspended non-emergency scanning procedures. In late June, we noticed a slow but steady return to normal operations at both doctor offices and hospitals.”
“Our Building & Construction division experienced some startup delays in Q2 on several commercial projects, but our outlook for the rest of the year is strong. KBS was recently awarded two significant commercial projects – a $5.2 million contract to manufacture living units for the U.S. Army and a $2.0 million contract to manufacture housing units for military veterans. Deliveries for these projects are expected to be completed before year-end. To meet the higher manufacturing requirements for these two commercial projects, KBS recently hired back all factory employees previously furloughed due to COVID-19 and increased its work force by an incremental 20%. Our growth strategy for the Building & Construction division is to further expand the commercial construction business for KBS in the New England market. If KBS grows as expected in 2020, we will explore re-opening our Oxford, Maine plant, which we believe would effectively double KBS’s production capacity.”
Mr. Eberwein concluded, “We continue to execute on our HoldCo growth strategy and value enhancement initiatives to maximize stockholder value. Our HoldCo structure allows division CEOs to focus on operations and growth, while HoldCo management focuses on capital allocation. In addition to looking for attractive bolt-on acquisitions for our existing operating businesses, we will also look to create new business divisions in the future through the disciplined acquisition of businesses complementary to our HoldCo structure. Also, we are exploring the potential divestiture of non-strategic assets.”

Revenue

The Company’s total Q2 2020 revenue decreased by 13.4% to $22.3 million from $25.8 million in the second quarter of the prior year. 6M 2020 total revenue of $51.2 million slightly increased from 6M 2019 revenue of $49.7 million.

Revenue in $ million	Q2 2020	Q2 2019	% change	6M 2020	6M 2019	% change
Healthcare	$17,305	$25,798	(32.9)%	$40,647	$49,710	(18.2)%
Building & Construction	5,035	—	—%	10,519	—	—%
Real Estate & Investments	161	—	—%	350	—	—%
Corporate, eliminations and other	(159)	—	—%	(317)	—	—%
Total Revenue	$22,342	$25,798	(13.4)%	$51,199	$49,710	3.0%

Revenue for the Healthcare division for Q2 2020 decreased from Q2 2019 by $8.5 million, offset by a $5.0 million increase in Building and Construction revenue. The decrease in revenue for the Healthcare division was due to the COVID-19 pandemic as many doctors’ offices were temporarily closed and many hospitals stopped performing non-emergency procedures, tests, and scans.

Gross Profit

Gross Profit in $ million	Q2 2020	Q2 2019	% change	6M 2020	6M 2019	% change
Healthcare	$3,036	$5,181	(41.4)%	$7,109	$9,162	(22.4)%
Building & Construction	1,053	—	—%	1,456	—	—%
Real Estate & Investments	95	(177)	(153.7)%	218	(177)	(223.2)%
Corporate, eliminations and other	(158)	—	—%	(316)	—	—%
Total Gross Profit	$4,026	$5,004	(19.5)%	$8,467	$8,985	(5.8)%

Q2 2020 gross profit for the Healthcare division decreased by 41.4% from the prior year’s quarter due to reduced revenue as a result of the COVID-19 pandemic.
Operating Expenses
Q2 2020 marketing, sales, general and administrative (MSG&A) expenses decreased by 2.4% or $0.1 million from the prior year period, mainly due to costs savings from lower travelling costs and marketing and selling expenses offset by MSG&A expenses for the Building and Construction division. Our 6M 2020 MSG&A expenses increased by 13.2% or $1.3 million, compared to the same period of 2019 due to the addition of MSG&A in the Building and Construction division.
Non-GAAP Adjusted EBITDA
Q2 2020 non-GAAP adjusted EBITDA from continuing operations decreased to $1.8 million from $2.1 million in the same quarter of the prior year due to lower revenue generated from high-margin mobile scanning services because of the COVID-19 pandemic. 6M 2020 non-GAAP adjusted EBITDA from continuing operations decreased to $2.3 million, compared to $2.9 million in the prior year period, reflecting COVID-19 impact.
Net Loss
Q2 2020 net loss from continuing operations for the second quarter was $1.3 million, or $0.42 per basic and diluted share, compared to net loss of $1.5 million, or $0.72 per basic and diluted share, in the same period in the prior year. Q2 2020 non-GAAP adjusted net loss from continuing operations was $0.3 million, or $0.11 per basic and diluted share, compared to adjusted net income of $0.1 million, or $0.04 per basic and diluted share, in the prior year period.
6M 2020 net loss from continuing operations was $4.2 million, or $1.66 per basic and diluted share, compared to net loss from continuing operations of $3.1 million, or $1.54 per basic and diluted share, in the same period in the prior year. 6M 2020 non-GAAP adjusted net loss from continuing operations decreased to $2.0 million, or $0.78 per basic and diluted share, compared to adjusted net loss of $0.9 million, or $0.46 per basic and diluted share, in the prior year period.
Operating cash flow
Q2 2020 cash flow from operations was an outflow of $0.6 million, compared to an inflow of $2.6 million for the same period in the prior year. 6M 2020 cash flow from operations was an inflow of $49 thousand, compared to an inflow of $0.4 million for the prior year period.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment, plus net dispositions of property and equipment, and the acquisition-related net working capital. The Company believes this measure of free cash flow provides management and investors further useful information about cash generation (or use) in our primary operations.

Q2 2020 non-GAAP free cash flow was an outflow of $0.6 million, compared to an inflow of $3.3 million in the same quarter in the prior year period. 6M 2020 non-GAAP free cash flow was an outflow of $38 thousand, compared to an inflow of $1.2 million in the prior year period.
Net Operating Loss Carryforward (NOL)
Digirad Corporation has approximately $91.6 million of usable net operating losses (“NOL”) in the U.S. as of year end 2019, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place limiting beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.
Conference Call Information
A conference call is scheduled for 11:00 a.m. ET (8:00 a.m. PT) on August 13, 2020 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Digirad Corporation

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “free cash flow”, and “adjusted EBITDA from continuing operations.” The most directly comparable measure for these non-GAAP financial measures are “net income and basic and diluted net income per share”, and “cash flows from operating activities”. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, one time transaction costs, litigation costs, restructuring costs, loss on sale of buildings, COVID-19 protection equipment, unrealized gain (loss) on available-for-sale securities, non-recurring costs related to sales and use tax and income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2020.
About Digirad Corporation
Digirad Corporation is a diversified holding company with three divisions: Healthcare, Building & Construction, and Real Estate & Investments.
Healthcare Division (Digirad Health)
Digirad Health designs, manufactures, and distributes diagnostic medical imaging products and services. Digirad Health operates in three businesses: Diagnostic Imaging, Diagnostic Services, and Mobile Healthcare. The Diagnostic Imaging business designs, manufactures, and sells proprietary solid-state gamma cameras. It also services the installed base of these proprietary cameras. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing equipment or outsourcing procedures. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient, mobile service.

Building & Construction Division (ATRM)
ATRM Holdings, Inc. (“ATRM”) manufactures modular housing units for commercial and residential real estate projects. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook”). KBS, EdgeBuilder, and Glenbrook are wholly-owned subsidiaries of ATRM, which is a wholly-owned subsidiary of Digirad.
Real Estate & Investments Division
This business division manages the Company’s real estate assets and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad Corporation or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; the length of time associated with servicing customers; losses of significant contracts; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting in liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM’s operations and realize the synergies from the acquisition of ATRM, as well as factors related to the Company’s business (including ATRM) including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Digirad Corporation	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Chairman of the Board	The Equity Group
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2020	2019	2020	2019
Revenues:
Healthcare	$17,305	$25,798	$40,647	$49,710
Building and Construction	5,035	—	10,519	—
Real Estate and Investments	2	—	33	—
Total revenues	22,342	25,798	51,199	49,710
Cost of revenues:
Healthcare	14,268	20,617	33,538	40,548
Building and Construction	3,982	—	9,063	—
Real Estate and Investments	66	177	131	177
Total cost of revenues	18,316	20,794	42,732	40,725
Gross profit	4,026	5,004	8,467	8,985
Operating expenses:
Marketing, sales and general and administrative expenses	4,751	4,867	10,979	9,700
Amortization of intangible assets	801	283	1,618	566
Merger and finance costs	—	1,000	—	1,000
Total operating expenses	5,552	6,150	12,597	11,266
Loss from operations	(1,526)	(1,146)	(4,130)	(2,281)
Other income (expense):
Other income (expense), net	672	(5)	832	(203)
Interest expense, net	(383)	(254)	(858)	(435)
Loss on sale of building	—	(232)	—	(232)
Loss on extinguishment of debt	—	—	—	(151)
Total other income (expense)	289	(491)	(26)	(1,021)
Loss before income taxes	(1,237)	(1,637)	(4,156)	(3,302)
Income tax (expense) benefit	(50)	162	(84)	170
Net loss from continuing operations	(1,287)	(1,475)	(4,240)	(3,132)
Net income from discontinued operations	—	266	—	266
Net loss	(1,287)	(1,209)	(4,240)	(2,866)
Deemed dividend on Series A redeemable preferred stock	(484)	—	(968)	—
Net loss attributable to common shareholders	$(1,771)	$(1,209)	$(5,208)	$(2,866)

Net (loss) income per share - basic and diluted
Net loss per share, continuing operations attributable to common shareholders	$(0.58)	$(0.72)	$(2.04)	$(1.54)
Net income per share, discontinued operations attributable to common shareholders	—	0.13	—	0.13
Net loss per share, attributable to common shareholders — basic and diluted:	$(0.58)	$(0.59)	$(2.04)	$(1.41)
Weighted-average shares outstanding – basic and diluted	3,041	2,038	2,547	2,034

Net loss	$(1,287)	$(1,209)	$(4,240)	$(2,866)
Other comprehensive income (loss):
Reclassification of tax provision impact	—	—	—	22
Total other comprehensive income	—	—	—	22

Comprehensive loss	$(1,287)	$(1,209)	$(4,240)	$(2,844)

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$9,111	$1,821
Restricted cash	169	240
Equity securities	27	26
Accounts receivable, net	14,523	18,571
Inventories, net	7,638	7,097
Other current assets	1,433	1,794
Total current assets	32,901	29,549
Property and equipment, net	19,210	22,138
Operating lease right-of-use assets	4,907	4,827
Intangible assets, net	21,286	22,903
Goodwill	9,978	9,978
Other assets	997	1,165
Total assets	$89,279	$90,560

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,807	$8,932
Accrued compensation	4,132	4,579
Accrued warranty	272	421
Deferred revenue	2,185	1,786
Short-term debt and current portion of long-term debt	4,459	4,036
Payable to related parties	2,155	1,920
Operating lease liabilities, current portion	1,980	1,866
Other current liabilities	3,270	4,638
Total current liabilities	24,260	28,178
Long-term debt, net of current portion	19,124	17,038
Deferred tax liabilities	89	23
Operating lease liabilities, net of current portion	3,024	3,073
Other liabilities	1,102	1,551
Total liabilities	47,599	49,863

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Redeemable preferred stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at June 30, 2020 and December 31, 2019, respectively	20,570	19,602

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 4,692,451 and 2,050,659 shares issued and outstanding (net of treasury shares) at June 30, 2020 and December 31, 2019, respectively	—	—
Treasury stock, at cost; 258,849 shares at June 30, 2020 and December 31, 2019, respectively	(5,728)	(5,728)
Additional paid-in capital	149,607	145,352
Accumulated deficit	(122,769)	(118,529)
Total stockholders’ equity	21,110	21,095
Total liabilities, mezzanine equity and stockholders’ equity	$89,279	$90,560

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net loss from continuing operations	$(1,287)	$(1,475)	$(4,240)	$(3,132)
Acquired intangible amortization	801	283	1,618	566
Unrealized (gain) loss on equity securities (1)	(6)	5	20	(23)
Litigation costs (2)	19	—	179	—
Restructuring costs (3)	—	62	—	62
Loss on extinguishment of debt	—	—	—	151
Loss on sale of buildings	—	232	—	232
Write-off of DMS assets due to litigation (4)	—	—	135	—
Write-off of Star Real Estate Holding assets	—	143	—	143
Transaction cost (5)	—	726	115	956
Write-off of preferred stock issuance cost (6)	—	273	—	273
COVID -19 protection equipment (7)	29	—	29	—
Sales and use tax costs (8)	73	—	73	—
Income tax expense (benefit)	50	(162)	84	(170)
Non-GAAP adjusted net (loss) income from continuing operations	$(321)	$87	$(1,987)	$(942)

Net loss per diluted share from continuing operations	$(0.42)	$(0.72)	$(1.66)	$(1.54)
Acquired intangible amortization	0.26	0.14	0.64	0.28
Unrealized (gain) loss on equity securities (1)	—	—	0.01	(0.01)
Litigation costs (2)	0.01	—	0.07	—
Restructuring costs (3)	—	0.03	—	0.03
Loss on extinguishment of debt	—	—	—	0.07
Loss on sale of buildings	—	0.11	—	0.11
Write-off of DMS assets due to litigation (4)	—	—	0.05	—
Write-off of Star Real Estate Holding assets	—	0.07	—	0.07
Transaction cost (5)	—	0.36	0.05	0.47
Write-off of preferred stock issuance cost (6)	—	0.13	—	0.13
COVID -19 Protection Equipment (7)	0.01	—	0.01	—
Sales and use tax costs (8)	0.02	—	0.03	—
Income tax expense (benefit)	0.02	(0.08)	0.03	(0.08)
Non-GAAP adjusted net (loss) income per basic and diluted share from continuing operations (9)	$(0.11)	$0.04	$(0.78)	$(0.46)

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects severance related costs.
(4)Reflects write-off of assets related to litigation.
(5)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.
(6)Reflects write-off of costs related to a potential offering of preferred stock the Company did not complete.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects additional sales and use tax as a result of a South Dakota sales tax audit.

(9)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss from continuing operations	$(1,287)	$(1,475)	$(4,240)	$(3,132)
Unrealized (gain) loss on equity securities (1)	(6)	5	20	(23)
Litigation costs (2)	19	—	179	—
Restructuring costs (3)	—	62	—	62
Loss on extinguishment of debt	—	—	—	151
Depreciation and amortization	2,374	1,851	4,782	3,660
Stock-based compensation	151	190	260	302
Write-off of DMS assets due to litigation (4)	—	—	135	—
Write-off of Star Real Estate Holding assets	—	143	—	143
Loss on sale of building	—	232	—	232
Interest expense, net	383	254	858	435
Transaction cost (5)	—	726	115	956
Write-off of preferred stock issuance cost (6)	—	273	—	273
COVID -19 protection equipment (7)	29	—	29	—
Sales and use tax costs (8)	73	—	73	—
Income tax expense (benefit)	50	(162)	84	(170)
Non-GAAP adjusted EBITDA from continuing operations	$1,786	$2,099	$2,295	$2,889

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3) Reflects severance related costs.
(4)Reflects write-off of assets related to litigation.
(5)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.
(6)Reflects write-off of costs related to a potential offering of preferred stock the Company did not complete.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects additional sales and use tax as a result of a South Dakota sales tax audit.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$(574)	$2,553	$49	$368
Less purchases of property and equipment	(128)	(1,059)	(286)	(1,446)
Gross free cash flow	(702)	1,494	(237)	(1,078)
Plus net dispositions	61	1,063	84	1,320
Plus merger related net working capital adjustment	—	726	115	956
Free cash flow	$(641)	$3,283	$(38)	$1,198

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
A summary of the Company’s credit facilities and related party notes are as follows (in thousands):

	June 30, 2020		December 31, 2019
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$1,180	6.00%	$1,111	7.50%
Revolving Credit Facility - Premier	—	—%	2,925	6.25%
Total Short Term Revolving Credit Facilities	$1,180	6.00%	$4,036	6.59%
Revolving Credit Facility - SNB	$11,785	2.66%	$17,038	4.26%
Revolving Credit Facility - Gerber EBGL	1,374	6.00%	—	—%
Total Long Term Revolving Credit Facilities	$13,159	3.01%	$17,038	4.26%
LSV Co-Invest I Promissory Note (“January Note”)	$668	12.00%	$595	12.00%
LSV Co-Invest I Promissory Note (“June Note”)	1,150	12.00%	1,023	12.00%
LSVM Note	337	12.00%	302	12.00%
Total Notes Payable From Related Parties	$2,155	12.00%	$1,920	12.00%
Short Term Paycheck Protection Program Notes	$2,518	1.00%	$—	—%
Long Term Paycheck Protection Program Notes	4,130	1.00%	—	—%
Total Paycheck Protection Program Notes	$6,648	1.00%	$—	—%

Term Loan Facilities
The following table presents the Star and Premier term loans balance net of unamortized debt issuance costs as of June 30, 2020 (in thousands):

June 30, 2020
Amount
Gerber - Star Term Loan	$2,125
Premier - Term Loan	897
Total Principal	3,022
Unamortized debt issuance costs	(426)
Total	$2,596

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue by segment
Diagnostic Services	$7,140	$12,318	$17,954	$24,044
Diagnostic Imaging	2,333	3,049	5,194	5,572
Mobile Healthcare	7,832	10,431	17,499	20,094
Building and Construction	5,035	—	10,519	—
Real Estate and Investments	161	—	350	—
Corporate, eliminations and other	(159)	—	(317)	—
Consolidated revenue	$22,342	$25,798	$51,199	$49,710

Gross profit by segment:
Diagnostic Services	$953	$2,805	$2,958	$5,386
Diagnostic Imaging	1,232	1,080	2,101	1,866
Mobile Healthcare	851	1,296	2,050	1,910
Building and Construction	1,053	—	1,456	—
Real Estate and Investments	95	(177)	218	(177)
Corporate, eliminations and other	(158)	—	(316)	—
Consolidated gross profit	$4,026	$5,004	$8,467	$8,985

Income (loss) from continuing operations by segment:
Diagnostic Services	$515	$1,957	$1,539	$3,693
Diagnostic Imaging	934	565	1,455	908
Mobile Healthcare	135	439	312	(184)
Building and Construction	130	—	(729)	—
Real Estate and Investments	10	(199)	116	(199)
Corporate, eliminations and other	(158)	(2,908)	(316)	—
Unallocated corporate and other expenses	(3,092)	—	(6,507)	(5,499)
Segment loss from operations	(1,526)	(146)	(4,130)	(1,281)
Merger and finance costs	—	(1,000)	—	(1,000)
Consolidated loss from operations	$(1,526)	$(1,146)	$(4,130)	$(2,281)

Depreciation and amortization by segment:
Diagnostic Services	$307	$305	$637	$609
Diagnostic Imaging	66	73	129	151
Mobile Healthcare	1,364	1,438	2,742	2,865
Building and Construction	571	—	1,143	—
Real Estate and Investments	66	35	131	35
Total depreciation and amortization	$2,374	$1,851	$4,782	$3,660